EXHIBIT  16.1


October 28, 2003

Securities  and Exchange Commission  450 5th Street N.W. Washington, D.C.  20549


Gentlemen:

We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on October 21, 2003 to be filed by our former client, GolfGear International, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very  truly  yours,

/s/ Good, Swartz, Brown & Berns, LLP




                                  END OF FILING


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